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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                           (INCLUDING THE ASSOCIATED
                         COMMON STOCK PURCHASE RIGHTS)

                                       OF

                                 TREADCO, INC.
                                       AT

                              $9.00 NET PER SHARE

                                       BY

                           ARKANSAS BEST CORPORATION
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         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
        NEW YORK CITY TIME, ON TUESDAY, APRIL 20, 1999 UNLESS EXTENDED.
--------------------------------------------------------------------------------

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated March 23, 1999 (the "Offer to Purchase"), and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by Arkansas Best Corporation, a Delaware corporation ("Parent"), to purchase all the outstanding shares (not owned by Parent) of the common stock, par value $.01 per share (the "Common Stock"), including the associated common stock purchase rights (the "Rights" and, together with the Common Stock, the "Shares") of Treadco, Inc., a Delaware corporation (the "Company"), at $9.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Letter to Stockholders of the Company from the President and Chief Executive Officer of the Company accompanied by the Company's Solicitation/ Recommendation Statement on Schedule 14D-9.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to tender any or all the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

     Your attention is invited to the following:

          1. The tender price is $9.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

          2. The Board of Directors of the Company (the "Board"), based, among other things, on the unanimous recommendation of a special committee of independent directors of the Board, has, by unanimous vote of all directors, approved the Offer and the Merger (as defined below) and determined that the Offer and the Merger, taken together, are fair to, and in the best interests of, the stockholders of the Company (other than Parent) and recommends that the stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer.
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          3. The Offer is being made for all outstanding Shares.

          4. The Offer is being made pursuant to the Agreement and Plan of Merger dated as of March 15, 1999 (the "Merger Agreement"), among Parent, Treadco Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("Newco"), and the Company pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, Newco will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the "Merger"). In the Merger, each outstanding Share (other than Shares owned by (i) Parent, the Company or any direct or indirect subsidiary of Parent; or (ii) stockholders, if any, who are entitled to and who properly exercise dissenters' rights under Delaware law) will be converted into the right to receive $9.00 per Share, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

          5. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, April 20, 1999, unless the Offer is extended by Parent. In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of certificates for such Shares (or timely Book-Entry Confirmation of a transfer of such Shares as described in "THE TENDER OFFER -- Procedure for Tendering Shares" of the Offer to Purchase), a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery and any other documents required by the Letter of Transmittal.

          6. Parent will pay any stock transfer taxes with respect to the transfer and sale of Shares to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     If you wish to have us tender any of or all your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified below. Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

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               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                     ALL OUTSTANDING SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)

                                       OF

                                 TREADCO, INC.

     The undersigned acknowledges receipt of your letter enclosing the Offer to Purchase dated March 23, 1999, of Arkansas Best Corporation, a Delaware corporation, and the related Letter of Transmittal, relating to shares of the common stock, par value $.01 per share (the "Common Stock"), including the associated common stock purchase rights (the "Rights" and, together with the Common Stock, the "Shares") of Treadco, Inc., a Delaware corporation.

     This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned on the terms and conditions set forth in such Offer to Purchase and the related Letter of Transmittal.

Dated:  __________ , 1999

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
  NUMBER OF SHARES TO BE TENDERED*
  ________ Shares
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

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                                                        Signature(s)

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                                                    Please print name(s)

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                                                 Address (Include Zip Code)

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                                                Area Code and Telephone No.

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                                             Taxpayer Identification or Social
                                                        Security No.

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* Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.
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